            Exhibit 10.1

            INDEMNIFICATION AGREEMENT dated as of _____________________, between Minerals Technologies Inc., a Delaware corporation (the "Company"), and the other party signatory hereto (the "Indemnitee").

            WHEREAS, the Company has adopted provisions in its Certificate of Incorporation and Bylaws providing for indemnification of its officers and directors to the fullest extent permitted by the DGCL, and the Company wishes to clarify and enhance the rights and obligations of the Company and the Indemnitee with respect to indemnification;

            NOW, THEREFORE, in consideration of the Indemnitee's service or continued service as a director or officer of the Company, the parties hereto agree as follows:

            1.    Service by Indemnitee. The Indemnitee agrees to serve or continue to serve as a director or officer of the Company so long as the Indenmitee is duly elected and qualified or appointed and until such time as the Indemnitee resigns or fails to stand for reelection or is removed from his position. The Indemnitee may at any time and for any reason resign or be removed from such position in the sole discretion of the Company (subject to any other contractual obligation or any obligation or restriction imposed by the Certificate of Incorporation or Bylaws or otherwise by operation of law), in which event the Company shall have no obligation hereunder to continue the Indemnitee in any such position.

            2.    Indemnification. The Company shall indemnify the Indemnitee as provided in this Agreement and to the fullest extent permitted by the DGCL in effect on the date hereof and as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment). Without limiting the scope of the indemnification provided by this Section 2, the right to indemnification of the Indemnitee provided hereunder shall include, but shall not be limited to, those rights hereinafter set forth; provided, however, that no indemnification shall be paid to the Indemnitee:

(a)         to the extent prohibited by the DGCL, the Certificate of Incorporation or the Bylaws;

(b)        to the extent payment with respect to any indemnifiable matter is actually made to the Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or other agreement of the Company or any other Person on whose board the Indemnitee serves at the request of the Company; or

(c)        in connection with an action, suit or proceeding, or part thereof (including  claims and counterclaims) initiated by the Indemnitee, except a judicial proceeding or arbitration pursuant to Section 10 to enforce the rights under this Agreement, unless the action, suit or proceeding (or part thereof) was authorized by the Board.

            3.    Indemnification in Proceedings other than Proceedings by or in the Right of the Company. Subject to Section 2, the Indemnitee shall be entitled to the indemnification rights provided in this Section 3 if the Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding (other than a Proceeding by or in the right of the Company) by reason of the Indemnitee's Corporate Status, or by reason of anything done or not done by the Indemnitee in any such capacity. Pursuant to this Section 3, the Indemnitee shall be indemnified against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of the Indemnitee, and Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses) actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee's conduct was unlawful.

            4.    Indemnification in Proceedings by or in the Right of the Company. Subject to Section 2, the Indemnitee shall be entitled to the indemnification rights provided in this Section 4 if the Indemnitee was, is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of the Indemnitee's Corporate Status, or by reason of anything done or not done by the Indemnitee in any such capacity. Pursuant to this Section 4, the Indemnitee shall be indemnified against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of the Indenmitee, and Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses) actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue or matter as to which applicable law expressly prohibits such indemnification by reason of any adjudication of liability of the Indemnitee to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is entitled to indemnification for such costs, judgments, penalties, fines, liabilities and Expenses as such court shall deem proper.

            5.    Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the limitations of Sections 3 and 4, to the extent that the Indemnitee is successful, on the merits or otherwise, in whole or in part, in defense of any Proceeding or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined that the Indemnitee is otherwise entitled to be indemnified against Expenses, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

            6.    Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the costs, judgments, penalties, fines, liabilities or Expenses actually and reasonably incurred in connection with any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such costs, judgments, penalties, fines, liabilities and Expenses actually and reasonably incurred to which the Indemnitee is entitled.

            7.    Indemnification for Expenses of a Witness and Additional Expenses. Notwithstanding any other provision of this Agreement, to the maximum extent permitted by applicable law, the Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred or suffered by the Indemnitee or on the Indemnitee's behalf if the Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to the Indemnitee's service as a director or officer of the Company, in any threatened, pending or completed legal, administrative, investigative or other proceeding or matter to which the Indemnitee neither is, nor is threatened to be made, a party.

            8.    Determination of Entitlement to Indemnification. Upon written request by the Indemnitee for indemnification pursuant to Sections 3, 4, 5, 6 or 7, the entitlement of the Indemnitee to indemnification, to the extent not expressly provided for pursuant to the terms of this Agreement, shall be determined by the following person or persons, who shall be empowered to make such determination: (a) if a Change of Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; and (b) if a Change of Control shall not have occurred, (i) by the Board by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum; (ii) by a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (iii) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; or (iv) the stockholders of the Company. Such Independent Counsel shall be selected by the Board and approved by the Indemnitee. Upon any failure of the Board so to select such Independent Counsel or upon the failure of the Indemnitee so to approve, such Independent Counsel shall be selected upon application to a court of competent jurisdiction. Such determination of entitlement to indemnification shall be made not later than 30 days after receipt by the Company of a written request for indemnification. Such request shall include documentation or information that is necessary for such determination and which is reasonably available to the Indemnitee. Any Expenses incurred by the Indemnitee in connection with a request for indemnification or payment of Expenses hereunder, under any other agreement, any provision of the Certificate of Incorporation, Bylaws or any directors' and officers' liability insurance of the Company, shall be borne by the Company. The Company shall indemnify the Indemnitee for any such Expense and agrees to hold the Indemnitee harmless therefrom irrespective of the outcome of the determination of the Indemnitee's entitlement to indemnification. If the person or persons making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person or persons shall reasonably prorate such partial indemnification among the claims, issues or matters at issue at the time of the determination. If it is determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within seven days after such determination.

            9.   Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of the Indemnitee's request for indemnification, advise in writing the Board or such other person or persons empowered to make the determination as provided in Section 8 that the Indemnitee has made such request for indemnification. Upon making such request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in making any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested determination with respect to indemnification within 30 days after receipt by the Company of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. The termination of any Proceeding described in Sections 3 or 4 by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, (a) create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful; or (b) otherwise adversely affect the rights of the Indemnitee to indemnification except as may be provided herein.

            10.   Remedies of the Indemnitee in Cases of Determination not to Indemnify or to pay Expenses. In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 8 and 9, or if Expenses are not paid pursuant to Section 15, the Indemnitee shall be entitled to final adjudication in a court of competent jurisdiction of entitlement to such indemnification or payment. Alternatively, the Indemnitee, at the Indenmitee's option, may seek an award in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within 60 days following the filing of the demand for arbitration. The Company shall not oppose the Indemnitee's right to seek any such adjudication or award in arbitration or any other claim. The determination in any such judicial proceeding or arbitration shall be made de novo and the Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Section 8 or 9 that the Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 8 or 9 that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that the Indemnitee is entitled to any indemnification or payment of Expenses hereunder, the Company shall pay all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection with or in relation to such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings).

            11.   Non-Exclusivity. Indemnification and payment of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may now or in the future be entitled under any provision of the Bylaws of the Company or other organizational documents of the Company, vote of stockholders or resolution of directors, provision of law, agreement or otherwise.

            12.    Expenses to Enforce Agreement. In the event that the Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce the Indemnitee's rights under, or to recover damages for breach of this Agreement, the Indemnitee, if the Indemnitee prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any actual Expenses incurred by the Indemnitee.

            13.   Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director, officer, employee, fiduciary or agent of the Company or is serving at the request of the Company as a director, officer, employee, fiduciary or agent of any other entity (including, but not limited to, another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter with respect to any possible claims based on the fact that the Indemnitee was a director, officer, employee, fiduciary or agent of the Company or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of any other entity (including, but not limited to, another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise). This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of the Indemnitee.

            14.   Notification and Defense of Claim. Promptly after receipt by the Indemnitee of notice of any Proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability that it may have to the Indemnitee. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which the Indemnitee notifies the Company:

(a)     the Company shall be entitled to participate therein at its own expense; and

(b)     except as otherwise provided in this Section 14(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement for any expenses of counsel subsequently incurred by the Indemnitee in connection with the defense thereof except as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee's own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless, (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not within 15 days of receipt of notice from the Indemnitee in fact have employed counsel to assume the defense of the action, in each of which cases the fees and expenses of the Indemnitee's counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in (ii) above; and

(c)     if the Company has assumed the defense of a Proceeding, the Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company's prior written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to the Indemnitee without the Indemnitee's prior written consent. Neither the Company nor the Indemnitee will unreasonably withhold its consent to any proposed settlement.

            15.   Payment of Expenses. All Expenses incurred by the Indemnitee in advance of the final disposition of any Proceeding shall be paid by the Company at the request of the Indemnitee, each such payment to be made within seven days after the receipt by the Company of a statement or statements from the Indemnitee requesting such payment or payments from time to time, whether prior to or after final disposition of such Proceeding. The Indemnitee's entitlement to such Expenses shall include those incurred in connection with any Proceeding by the Indemnitee seeking a judgment in court or an adjudication or award in arbitration pursuant to this Agreement (including the enforcement of this provision). Such statement or statements shall reasonably evidence the expenses and costs incurred by the Indemnitee in connection therewith and shall include or be accompanied by an undertaking, in substantially the form attached as Exhibit A, by or on behalf of the Indemnitee to reimburse such amount if it is finally determined, after all appeals by a court of competent jurisdiction, that the Indemnitee is not entitled to be indemnified against such Expenses by the Company as provided by this Agreement or otherwise. The payment of Expenses shall be made without regard to the Indemnitee's ability to repay the Expenses and without regard to the Indemnitee's ultimate entitlement to indemnification under the other provisions of this Agreement. The payment of Expenses shall be unsecured and interest-free.

            16.     Severability; Prior Indemnification Agreements. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to the Indemnitee to the fullest enforceable extent. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and the Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

            17.     Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

           18.      Definitions. For purposes of this Agreement:

"Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934.

"Board" means the Board of Directors of the Company.

"Bylaws" means the Bylaws of the Company.

          "Certificate of Incorporation" means Certificate of Incorporation of the Company.

"Change in Control" means the occurrence of any one of the following:

            (a)     any Person, including any "group", as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a Qualifying Business Combination described in paragraph (c) below or who becomes such a Beneficial Owner as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or

            (b)     there is consummated a reorganization, merger or consolidation of the Company with, or sale or other disposition of at least 80% of the assets of the Company in one or a series of related transactions to, any other Person (a "Business Combination"), other than a Business Combination that would result in the voting securities of the Company outstanding immediately prior to such Business Combination continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such Business Combination (a "Qualifying Business Combination"); or

            (c)     the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale or disposition by the Company of all or substantially all the Company's assets to an entity, more than 50% of the combined voting power of the outstanding securities of which is owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

             "Corporate Status" means the status of a person who is or was a director, officer, employee, fiduciary or agent of the Company or of any other entity including, but not limited to, another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the request of the Company.

            "DGCL" means the Delaware General Corporation Law.

           "Disinterested Director" means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by the Indemnitee.

           "Expenses" includes, without limitation, expenses incurred in connection with the defense or settlement of any and all investigations, judicial or administrative proceedings or appeals, court costs, transcript costs, attorneys' fees, witness fees and expenses, fees and expenses of accountants and other advisors, expert fees and expenses, duplication costs, printing and binding costs, telephone charges, postage, delivery service fees, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds or their equivalents), and any expenses of establishing a right to indemnification under Sections 8, 10 and 12 but shall not include the amount of judgments, fines or penalties actually levied against the Indemnitee.

           "Independent Counsel" means a law firm or a member of a law firm that is experienced in matters of corporation law and neither currently is nor in the past three years has been retained to represent: (a) the Company (or any majority stockholder thereof) or the Indemnitee or any affiliate of either thereof in any matter material to either such party, or (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's right to indemnification under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or in relation to this Agreement or its engagement pursuant hereto.

           "Person" means an individual, a partnership, a joint venture, a corporation, an association, a trust, an estate or other entity or organization, including a government or any department or agency thereof.

           "Proceeding" includes any threatened, pending or completed investigation, action, suit, arbitration, alternate dispute resolution/mechanism, inquiry, administrative hearing or any other proceeding, whether brought by or in the right of the Company or otherwise, against the Indemnitee, for which indemnification is not prohibited under Sections 2(a), (b), (c) and (d) and whether of a civil, criminal, administrative or investigative nature, including, but not limited to, actions, suits or proceedings in which the Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that the Indemnitee is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving, at the request of the Company, as a director, officer, employee, fiduciary or agent of any other entity, including, but not limited to, another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity, whether or not the Indemnitee is acting or serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement.

           19.   Miscellaneous. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

(b)     This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought need be produced as evidence of the existence of this Agreement.

(c)     This Agreement shall not be deemed an employment contract between the Company and the Indemnitee who is an officer of the Company.

(d)     Upon a payment to the Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all the rights of the Indemnitee to recover against any Person for such liability, and the Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for the Company to bring suit to enforce such rights.

(e)     No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

(f)      The Company shall not be liable under this Agreement to make any payment which is prohibited by applicable law, including, without limitation, any liability of the Indemnitee to the Company under Section 16(b) of the Securities Exchange Act of 1934.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                                                        MINERALS TECHNOLOGIES INC.

                                                                        By:
                                                                        Name: Kirk G. Forrest
                                                                        Title: Vice President, General Counsel & Secretary

                                                                        INDEMNITEE

                                                                        Name:
                                                                        Title:

EXHIBIT A

UNDERTAKING TO REPAY INDEMNIFICATION EXPENSES

           I,                                  , agree to reimburse the Company for all Expenses paid by the Company in connection with any Proceeding, upon the terms and subject to the conditions set forth in Section 15 of the Indemnification Agreement dated as of                             , between the Company and me (the defined terms herein being as defined in such agreement).

                                                                       Signature:
                                                                       Name: